PART II

OFFERING CIRCULAR

BOFAT INVESTMENTS, INC.
6740 Greenbriar Curve, Shakopee, MN 55379

Best Efforts Offering of up to 2,500,000 Common Shares at $2 Per Share

This prospectus relates to the offering and sale of up to Two and Half Million Common shares (2.5 Million) Shares of the Company for an aggregate, maximum gross dollar offering of Five Million and 00/100 ($5,000,000) Dollars (the "Offering") The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Share will be offered at its principal amount, Two Dollars and 00/100 ($2.00/00) Dollars. There is a minimum purchase amount of five thousand (2,500) Shares, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 5. This offering circular relates to the offer and sale or other disposition of up to two and half Million (2.5 Million) Shares, at a fixed price of $2 per share. See "Securities Being Offered" beginning on page 28.

This is our offering, and no public market currently exists for our shares. The Offering price may not reflect the market price of our shares after the Offering. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does intend to seek such listing for its common stock, but should it hereinafter elect not to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and "Securities Being Offered" for a description of our capital stock.

Please share that the Company is a "shell" company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Underwriting

Number of

Price to

discount and

Proceeds to

Proceeds to

Shares

Public (3)

commissions (1)

issuer (2)

other persons

Per share

1

$
2

$
0.00

$
2

$
0.00

Total Minimum

2500

$
5,000

$
0.00

$
5,000

$
0.00

Total Maximum

2.5M

$
5,000,000

$
0.00

$
5,000,000

$
0.00

(1)
We do not intend to use commissioned sales agents or underwriters.

(2)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder's fees, selling and other costs incurred in the offering of the shares.

(3)
The Shares are offered in denominations of $2 and any even multiple thereof. The minimum subscription amount is $5,000.

We are following the "Offering Circular" format of disclosure under Regulation A.
the date of this Preliminary Offering Circular is October 7, 2016

TABLE OF CONTENTS

Summary of Information in Offering Circular01
Risk Factors08
Dilution018
Plan of Distribution019
Use of Proceeds to Issuer020
Description of Business021
Description of Property024
Management's Discussion and Analysis of Financial Condition and Results of Operations025
Directors, Executive Officers and Significant Employees027
Compensation of Directors and Executive Officers030
Security Ownership of Management and Certain Security Holders031
Interest of Management and Others in Certain Transactions032
Securities Being Offered033
Financial Statements035
Index to Exhibits045
Signatures046

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

Offering Circular Summary

This summary highlights information contained elsewhere in this Offering Circular and does not contain all the information you should consider before investing in our common shares (the "Common shares"). You should read this entire Offering Circular carefully, including the section entitled "Risk Factors" and the financial statements and the related notes before you decide to invest in our Common shares.

1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the "Company," "we," "our", "us" or "Company Name" refer to Bofat Investments, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory shares, under the Financial Statements prior to making an investment decision.

The Company

Organization:
We were incorporated under the laws of the State of Delaware on May 2nd, 2016. Our principal office is located at 6740 Greenbriar, Shakopee, MN 55379. We are a newly formed corporation that intends to acquire majority and non-majority interests and operate targeted foreign projects in the frontier market. Our acquisition strategy keeps the principals of such project in place to preserve relationships and continue growing their businesses. Our strategy allows the acquired projects to continue their success and preserve their unique and entrepreneurial culture and independence, while simultaneously providing opportunities for those founders and principals to liquidate. One chief benefit we plan to offer our affiliates, in addition to liquidity for the selling owners, is relief from some burdensome administrative tasks associated with their business. For instance, we intend to centralize administrative functions such as financial accounting, to include collection of accounts receivables, accounts payables and payroll. In addition, we intend to deliver our affiliate firms centralized corporate services of succession planning, marketing and support.

Capitalization:
Our articles of incorporation provide for the issuance of up to 75,000,000 shares of common stock, par value $0.00001. As of the date of this Prospectus there are 15,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.
Management:
Our President, Chief Executive Officer and Chief Investment Strategist is Olukayode Jinadu.  Not only is Olukayode an officer, but he serves as the Director of the Company as well. Gbeminiyi Jinadu is also an Officer of the Company. There are no other officers or directors of the Company. Each of the aforementioned spend approx. 10- 20 hours per week to the affairs of the Company.
Controlling Shareholders:
Olukayode constitutes our only stockholder, owning 15,000,000 Common shares. As such, our current Officers and Director will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering
Shell Company Status:
We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell projects may hinder your resale of your shares of the Company.

Independence:
We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, projects, entity or person.

Our Business

Description of Operations:
Bofat Investments Inc. ("the Company) was incorporated in the State of Delaware on May 2nd, 2016. We are a newly formed corporation that intends to acquire majority and non-majority interests and operate targeted foreign projects in the frontier market. Our acquisition strategy keeps the principals of such projects in place to preserve relationships and continue growing their businesses. Our strategy allows the acquired projects to continue their success and preserve their unique and entrepreneurial culture and independence, while simultaneously providing opportunities for those founders and principals to liquidate. One chief benefit we plan to offer our affiliates, in addition to liquidity for the selling owners, is relief from some burdensome administrative tasks associated with their business. For instance, we intend to centralize administrative functions such as financial accounting, to include collection of accounts receivables, accounts payables and payroll. In addition, we intend to deliver our affiliate firms centralized corporate services of succession planning, marketing and support.

Historical Operations:

Since inception, the Company has limited to no operations consisting primarily of extensively researching potential investment equity types in emerging frontier markets and preparing for this offering. As of September 30, 2016 we have an accumulated deficit of ($30,000.)
Current Operations:
The Company has been focused on researching investment opportunities in emerging frontier markets. See "Description of Operations"
Growth Strategy:
The Company will seek to begin to execute its business strategy of taking advantage of an existing opportunity in frontier markets and directing such ventures through equity research and portfolio construction.

The Offering

Class of Securities Offered:
Shares, face value $2

No. of Share being Sold in the Offering:
Up to 2,500,000 shares for an maximum offering amount of $5,000,000.

Offering Price:
The Company intends to offer the Shares at a price of $2 per Share. There is a minimum purchase amount of 2500 Shares for an aggregate purchase of $5,000.

No. of Shares Outstanding:
As of the date of this Prospectus, there are 15,000,000 shares of the Company's common stock issued and outstanding. All of our issued and outstanding shares are owned by our two officers and directors.

No. of Shares after the Offering:
Irrespective of the relative success of the offering, there will remain 17,5000,000 shares of the Company's common stock issued and outstanding following the completion of the offering contemplated herein.

Termination of the Offering:
The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Shares being sold, six months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.
Offering Cost:
We estimate our total offering registration costs to be $30,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.
Market for the Shares:
The Shares being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not ensure that we will seek such a listing at any time hereinafter.
Market for our Common Stock:
Our common stock is not listed for trading on any exchange or automated quotation system. We may, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:
Our director currently owns all the issued and outstanding common stock of the company, and will continue to own the majority of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:
We are offering our common stock on a "best efforts" basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Bofat's business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all projects in its industry, and all projects in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage projects are inherently more risky than more developed projects. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our company having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of September 30, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. Bofat's net loss for the period ending September 30, 2016 was $30,000. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on May 2nd, 2016, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

-

our ability to identify attractive investment opportunities in the emerging markets that are consistent with our investment strategy;

-

our ability to consummate such investments on favorable terms;

-

economic conditions in our markets, as well as the condition of the financial markets and the economy generally.

See "Risk Relating to Our Business"

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and director have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Unfavorable economic conditions or other factors may affect our ability to borrow for acquisition purposes, and may therefore adversely affect our ability to achieve our acquisition objectives.

If we determine to borrow money, unfavorable economic conditions or other factors could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any.

Capital markets may experience periods of disruption and instability and we cannot predict when these conditions will occur. Such market conditions could materially and adversely affect debt and equity capital markets in the United States and abroad, which could have a negative impact on our business, financial condition and results of operations.

The global capital markets in 2008-2009 experienced a period of disruption evidenced by a lack of liquidity in the debt capital markets, write-offs in the financial services sector, the re-pricing of credit risk and the failure of certain major financial institutions. Despite actions of the United States federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While the capital markets improved during 2013 and 2014, these conditions could deteriorate in the future. During such market disruptions, we may have difficulty raising debt or equity capital, especially as a result of regulatory constraints.

Market conditions in the future may have a material adverse effect on our business. The illiquidity of our investments may make it difficult for us to sell such investments if required. As a result, we may realize significantly less than the value at which we have recorded our investments. In addition, significant changes in the capital markets, including the disruption and volatility thereof, have had, and may in the future have, a negative effect on the valuations of our investments and on the potential for liquidity events involving our investments. An inability to raise capital, or any required sale of our investments for liquidity purposes, could have a material adverse impact on our business, financial condition and results of operations.

Various social and political tensions in the United States and around the world, particularly in the Middle East, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Several European Union ("EU") countries, including Greece, Ireland, Italy, Spain, and Portugal, continue to face budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. There is also continued concern about national-level support for the euro and the continuing coordination of fiscal and wage policy among European Economic and Monetary Union member countries. The recent United States and global economic downturn, or a return to the recessionary period in the United States, could adversely impact our investments. We cannot predict the duration of the effects related to these or similar events in the future on the United States economy and securities markets or on our investments. We monitor developments and seek to manage our business in a manner consistent with achieving our investment objective, but there can be no assurance that it will be successful in doing so.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and director. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Terrorist attacks, acts of war or natural disasters may impact the businesses in which we invest and harm our business, operating results and financial condition.

Terrorist acts, acts of war or natural disasters may disrupt our operations, as well as the operations of our projects. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact our business and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and director.

Our Certificate of Incorporation generally limits our officers' and director personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and director for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and director of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

If the Bofat were deemed an "investment company" under the Investment Company Act of 1940 (the "1940 Act"), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An entity will generally be deemed to be an "investment company" for purposes of the 1940 Act if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the definition of "investment securities" are securities issued by majority-owned subsidiaries that are not investment companies, subject to certain exceptions. We believe that we are engaged primarily in the business of directly managing projects in the frontier market through our majority-owned and non-majorly owned subsidiaries and not in the business of investing, reinvesting or trading in securities. Bofat is not an investment company under the 1940 Act, and consequently, we believe that all majority and non-majority projects acquired by the Partnership as part of its acquisition strategy are excluded such 40% test.

During the period of time in between the receipt of proceeds as part of this Offering and the deployment of such proceeds in acquiring projects, we may invest such proceeds in liquid securities that constitute "investment securities" under the 1940 Act. Such investments may exceed the foregoing 40% asset test, and as a consequence we would be deemed an investment company under the 1940 Act unless we may rely upon Rule 3a-2 of the 1940 Act, which applies to "transient investment companies."

Rule 3a-2 permits a company that fails the 40% test to remain exempt from the 1940 Act for a period of up to one-year commencing upon the earlier of the date on which a company owns or proposes to own securities and/or cash having a value exceeding 50% of the value of the company's total assets, on either a consolidated or unconsolidated basis, or the date on which the company owns or proposes to acquire investment securities in an amount that would fail the 40% test. A company may only rely upon such Rule once in any three-year period.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that the Bofat will not be deemed to be an investment company under the 1940 Act. If anything were to happen which would cause Bofat to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates (including us) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between the Bofat and its subsidiaries, or any combination thereof, and materially adversely affect our business, financial condition and results of operations. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

Risks Relating to Our Business

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other projects who offer emerging market exposure similar to those we offer. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

Our success depends substantially on the continuing efforts of our Management, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our officers and directors. We currently do not maintain life insurance no Director and Officer liability insurance for our officers and director. If he is unable or unwilling to continue in their present positions, it could severely disrupt our business operations, and we may not be able to replace them easily or at all.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected. We face aggressive competition that can impact our ability to obtain contracts and therefore affect our future revenues and growth prospects. We compete with larger projects that have greater name recognition and financial resources, as well as many independent sole-proprietors who sell themselves as business development experts. The markets in which we operate are characterized by rapidly changing technology and the needs of our clients change and evolve regularly. Accordingly, our success depends on our ability to develop services and solutions that address these changing needs of our government contractor clients, and to provide people and technology needed to deliver these services and solutions. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our clients. Our competitors may be able to provide our clients with different or greater capabilities or technologies or better contract terms than we can provide, including technical qualifications, past contract experience, geographic presence, price and the availability of qualified professional personnel. Additionally, we anticipate that larger or new competitors or alliances among competitors may emerge which may adversely affect our ability to compete for new contracts and could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

We may not be able to attract enough investors to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net profits and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

-
Demand for our shares;

-
Changes in interest rates;

-
Frontier market conditions;

-
General economic conditions;

-
Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current President, CEO,  Director and Chief Investment Strategist, Olukayode Jinadu, beneficially owns approximately or has the right to vote on 100% of our outstanding stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

-
Election of our board of directors;

-
Removal of any of our directors;

-
Amendment of our Certificate of Incorporation or bylaws;

-
Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Jinadu's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Mr. Jinadu, our President CEO and Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mr. Jinadu, our President, CEO and Director. The loss of his services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan.

Economic growth may not translate into financial market growth

Although Frontier Markets have experienced high economic growth, and GDP growth is projected by the IMF to outpace both Developed and Emerging Markets over the next decade, this growth may not necessarily translate to the financial markets. Frontier Markets tend to have an abundance of state owned enterprises and a large presence of multinational projects within key sectors. Thus, the growth of these sectors may not be fully captured in the local equity indexes.

Political and social instability

Some Frontier Markets have a non-democratic form of government, and are plagued with civil and social unrest. Governmental malfeasance and severe political strife is often manifested in the form of changing investment rules, often to the detriment of foreign investors. What follows is the imposition of restrictions on foreign portfolio investment inflows or foreign exchange restrictions.

Restrictions imposed on foreign investors

While some countries have made substantial strides towards greater market liberalization, many Frontier Market countries remain difficult to access as a foreign investor. Many countries require foreigners to complete lengthy registration processes before they are allowed to trade in local securities - registering in Vietnam, for instance, can take several months. Additionally, some Frontier Markets impose taxes on foreign investors, which can be significant.

The profitability of attempted investments is uncertain.

We intend to invest in the frontier markets and such investments fail woefully. In undertaking these investments, we will incur certain risks, as risk is an inherent part of investing.

We may not make a profit.

Our profitability depends on the ability of Bofat Investments in properly executing our investment strategies. In the event, Bofat Investments is unable execute our strategy properly, we cannot make a profit.

There may be other Competitors in the market because we do not have a monopoly of our business model.

Our business model is to be a holding company that invests in emerging projects including startups in frontier markets, public and private alike. There is no guarantee that other players will not enter the space and compete against Bofat Investments, thus reducing the market space and market potentials.

The costs of defending or prosecuting claims and paying damages could reduce the amounts available for distribution to our shareholders.

Doing business is always fraught with lawsuits and litigations. If we are named as defendant in a lawsuit or if we are compelled to institute a claim against a party, including Bofat Investments to enforce any agreement, such litigation could adversely affect our ability as a going concern since our resources would be expended on litigations.

Fluctuation of the foreign currency could materially affect our financial condition and results of operations.

Foreign currencies routinely fluctuate in an era of changing economic and political conditions and central banks of various developing countries where we plan to identify investment opportunities are often compelled by economic conditions and lending terms imposed by multilateral Brentwood Institutions such as the World Bank and International Monetary Fund may to devalue their currencies against the United States Dollar thereby reducing the aggregate value of the United State Dollar that we may remit to the United States against the aggregate value of the foreign currency.

We may have difficulty establishing adequate management, legal and financial controls in Foreign Countries we seek Investment Opportunities.

Unlike the United States, many foreign countries in which we may seek investment opportunities historically have deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. As a result of these factors, we may experience difficulty in establishing legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records.

There can be no guarantee that the foreign countries we may seek business opportunities who are members of the Multilateral Trade Agreements will comply with the rules of such Multilateral Trade Agreements.

Some of the countries we may seek investment opportunities may be members and/or signatories to various Multilateral Trade Agreements, such the World Trade Organization ("WTO"), North American Free Trade Area ("NAFTA"), African Growth and Opportunity Act  ("AGOA") Central American Free Trade Area ("CAFTA") and General Agreement on Tariffs and Trade ("GATT") and several others, including proposed agreements such as Free Trade Area of the Americas ("FTAA"), Transatlantic Free Trade Area ("TAFTA") and Asia Pacific Economic Cooperation ("APEC") and others. With the increasing multilateral agreements, the potential for engaging global business opportunities continues to grow. However, there is no guarantee that the countries we may seek to invest in would comply with the various rules of the multilateral pacts that they may have signed and we may not have the legal and financial resources to enforce the daunting tasks of compelling compliance through either the domestic courts of the countries or through diplomatic and/or other enforcement mechanisms.

Technology improvements and disruptions could diminish the need for our traditional services.

Based on recent technological developments, the market for consultants has diminished and may continue to diminish. Some projects are beginning to use the World Wide Web to advertise for different services, including experts for sale, anonymous authors to complete certain proposal sections for an "introductory fee," and even buying entire proposals on-line, sometimes from overseas vendors. The market trend seems to be that these competitors are offering similar types of services at extremely low prices. This trend towards utilization of unknown and unproven projects advertising traditional consulting services may diminish the demand for our services, which may adversely affect our revenues, results of operations and financial condition.

Our business could be negatively impacted by cyber and other security threats or disruptions.

We face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information and networks; insider threats; threats to the safety of our directors, officers and employees; threats to the security of our facilities and infrastructure; and threats from terrorist acts or other acts of aggression. Our clients and partners (including subcontractors and joint ventures) face similar threats. Although we utilize various procedures and controls to monitor and mitigate the risk of these threats, there can be no assurance that these procedures and controls will be sufficient. These threats could lead to losses of sensitive information or capabilities, harm to personnel, infrastructure or products, and/or damage to our reputation as well as our partners' ability to perform.
Cyber threats are evolving and include, but are not limited to, malicious software, destructive malware, attempts to gain unauthorized access to data, disruption or denial of service attacks, and other electronic security breaches that could lead to disruptions in mission critical systems, unauthorized release of confidential, personal or otherwise protected information (ours or that of our employees, customers or partners), and corruption of data, networks or systems. In addition, we could be impacted by cyber threats or other disruptions or vulnerabilities found in products we use or in our partners' or customers' systems that are used in connection with our business. These threats, if not prevented or effectively mitigated, could damage our reputation, require remedial actions and lead to loss of business, regulatory actions, potential liability and financial losses.

Our operation may be subject to cyber threats and/or they may not be able to detect or deter threats, or effectively to mitigate resulting losses. These losses could adversely affect our customers and our Company.

The impact of these factors is difficult to predict, but one or more of them could result in the loss of information or capabilities, harm to individuals or property, damage to our reputation, loss of business, regulatory actions and potential liability, any one of which could have a material adverse effect on our financial position, results of operations and/or cash flows.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target projects and businesses for merger or acquisition, we may enter into a potential business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into a potential business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target projects and businesses for investments, it is possible that a target business with which we enter into a potential business combination will not have all of these positive attributes. If we complete a potential business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines.

We may seek investment opportunities in industries outside of our management's area of expertise.

We intend to focus on target businesses in industries that complement our management team's backgrounds. However, we may also pursue acquisition opportunities in other markets. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors.

 Risks Related to Our Securities

There is no current established trading market for the Shares or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Shares or our Common Stock. And an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Shares may have difficulty selling their Shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a "shell company" the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a "shell company".

We are a "shell company" as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a "shell company".  Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a "shell company" we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Shares being  offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Shares.  The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus the Company had 15,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 60,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

3.    DILUTION

When the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 2.5 Million Shares on a no minimum, "best efforts" basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares.  This prospectus permits our officers and director to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and director will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Olukayode Jinadu, the Company's Chief Executive Officer and Director.  Mr. Jinadu will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for shares sold by Mr. Jinadu.  Mr. Jinadu is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Jinadu primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  Mr. Jinadu has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 1,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $5,000,000 the net proceeds from the sale of the 2.5 Million shares in this Offering will be approximately $4,970,000, after deducting the estimated offering expenses of approximately $30,000.

We will utilize the net proceeds from this offering to invest into frontier market private entities.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company's Plan of Operation.

25% of Offering Sold

50% of Offering Sold

75% of Offering Sold

100% of Offering Sold
Offering Proceeds

Shares Sold

 625,000

1,250,000

1,875,000

2,500,000
Gross Proceeds

$1,250,0000

$2,500,000

$3,750,000

$5,000,000
Total Before Expenses

$1,250,0000

$2,500,000

$3,750,000

$5,000,000

Offering Expenses

Legal & Accounting

 $24,500

 $24,500

 $24,500

 $24,500
Publishing/EDGAR

 $2,000

 $2,000

 $2,000

 $2,000
Transfer Agent

 $1,250

 $1,750

 $2,500

 $3,500
Total Offering Expenses

 $27,750

 $28,250

 $29,000

 $30,000

Amount of Offering Proceeds
Available for Investment
 $1,222,250

 $2,471,750

 $3,721,000

 $4,970,000

Expenditures

Expenses (1)

 $27,750

 $28,250

 $29,000

$30,000
Working Capital Reserves

 $0

 $0

 $0

 $0

Total Expenditures

 $27,750

 $28,250

 $29,000

 $30,000

Net Remaining Proceeds

 $-

 $-

 $-

 $-

(1) The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.
The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS
Our Company

Bofat Investments Inc. ("the Company) was incorporated in the State of Delaware on May 2nd, 2016. Bofat Investments Inc., first focus is to acquire projects in diverse sectors in the frontier markets, to gain access to promising new technologies, to achieve synergies in their operations, to tap well-developed distribution channels, to obtain control of undervalued assets, and a myriad of other reasons.  Bofat Investments Inc. second focus is to initiate its own new ventures/projects directly in the frontier markets in diverse sectors as healthcare, high-tech, transportation and energy. The company is engaged in the analysis and capital allocation of investments in undervalued projects and projects opportunities in frontier markets. Bofat Investments Inc. has developed a unique strategy in projects in a foreign markets utilizing high quality research and analysis of those frontier markets and emerging projects.
The population of the frontier market immigrant communities targeted by Bofat Investments Inc. is estimated to be 48 million. Roughly, this would mean that this population comprises over 12% of the US population. The company's potential share of this immigrant community is approximately 1.5%. This size is enough for Bofat Investments Inc. to remain profitable. Bofat in its next phase will seek institutional investors to increase its investment size. A change to this target market will improve profitability levels of the underlying portfolio and institutional investors are fewer prices sensitive and are long-term oriented.  To penetrate the institutional investors and high income retail investors within the next three years it is the objective of the company to market to members of the certified financial analysts (CFA) institute who are located in the continental united states, and to establish a business relationship with at least three institutional investors. The company faces some competition from existing exchange traded funds and holding projects but none of them are focused on value opportunities in frontier markets. Bofat's strategy is to lift its image, through advertising in prestigious investment publications, joining and net-working the CFA membership, and actively marketing its selected target market.

Many Frontier economies, particularly those in the Gulf Cooperation Council (GCC), were built around extracting oil and natural resources out of the ground, and creating a banking sector to support these industries. Thus, Frontier Market indexes tend to be overweight financials. Energy stocks are often thought to be a main driver of these markets, but Frontier energy projects tend to be state owned. As a result, Energy actually represents only a modest portion of Frontier indices. In fact, the biggest opportunity may come from the consumer sector, as growing populations and low labor costs (which lead to manufacturing jobs) create an emerging middle class available to purchase goods. Frontier Markets have performed higher than their Emerging counterparts over the past three years. In spite of this recent high performance, Frontier Markets trade at a discount to both Emerging and Developed Markets in terms of Price to Earnings Ratio.

The marketing research and tailored marketing strategy we plan to execute is estimated to cost around $43,000 in first year, increasing to nearly $98,000 within three years. It is estimated that by year three, revenues will reflect a 1.5% market share of the local frontier market immigrant community which comprises 48 million people. Furthermore, the nature of the business means that there is no inventory cost to speak of or accounts payable. Finally, the company does not possess any debt or long term capital assets that would affect the cash flow. With the ability to generate so much cash flow, it is assumed that the company will seek to use this asset to expand its markets in the near future.

   Our Competitive Strengths

We believe the experience of our director and officer places us in a good competitive strength because of his vast experience in doing business in global frontier market investing. Bofat was formed to take advantage of an existing opportunity in frontier markets. Today's current value focused holding projects are very broad and do not accurately capture value opportunities in frontier market equities. Bofat will create a value based frontier market investment strategy that will better capture this $250 billion opportunity.

The competitive edge is to invest in businesses in frontier markets with the following characteristics: a history of consistent sales, earnings and cash flow; sufficient liquidity to cover working capital requirements; a durable competitive advantage (moat); future growth prospects; conservative debt (long term debt - 0.5xAssets); return of equity - 15% and return on asset - 5%; low CAPEX to maintain current operations; management holding or buying stock; experienced management with consistent shareholder friendly policies; share price - intrinsic value; low P/BV, P/CF, P/E (Benjamin Graham approach); low present value of all future DCF (John Burr Williams approach); high barriers to entry; strong brands/trademarks/patents; strong market and sales operations.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

An entity will generally be deemed to be an "investment company" for purposes of the 1940 Act if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the definition of "investment securities" are securities issued by majority-owned subsidiaries that are not investment companies, subject to certain exceptions. We believe that we are engaged primarily in the business of directly managing projects in the frontier market through our majority-owned and non-majorly owned subsidiaries and not in the business of investing, reinvesting or trading in securities. Bofat is not an investment company under the 1940 Act, and consequently, we believe that all majority and non-majority projects acquired by the Partnership as part of its acquisition strategy are excluded such 40% test.

During the period of time in between the receipt of proceeds as part of this Offering and the deployment of such proceeds in acquiring projects, we may invest such proceeds in liquid securities that constitute "investment securities" under the 1940 Act. Such investments may exceed the foregoing 40% asset test, and as a consequence we would be deemed an investment company under the 1940 Act unless we may rely upon Rule 3a-2 of the 1940 Act, which applies to "transient investment companies."

Rule 3a-2 permits a company that fails the 40% test to remain exempt from the 1940 Act for a period of up to one-year commencing upon the earlier of the date on which a company owns or proposes to own securities and/or cash having a value exceeding 50% of the value of the company's total assets, on either a consolidated or unconsolidated basis, or the date on which the company owns or proposes to acquire investment securities in an amount that would fail the 40% test. A company may only rely upon such Rule once in any three-year period.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that the Bofat will not be deemed to be an investment company under the 1940 Act.

Employees:

Bofat Investments Inc. is presently made up of one employee and the CEO. Outside managers are used. The only employee is kept busy nearly full-time and is working 40 hour weeks. As transaction volume increases, a second employee will need to be hired. There is sufficient room in the office space to add a second employee if volume dictates. It is planned that some less- critical clerical work may need to be farmed out to subcontractors.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 6740 Greenbriar Curve, Shakopee, MN 55379.

8.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on May 2, 2016. Our principal executive offices are located at 6740 Greenbriar Curve, Shakopee, MN 55379. Bofat Investments Inc., first focus is to acquire projects in diverse sectors in the frontier markets, to gain access to promising new technologies, to achieve synergies in their operations, to tap well-developed distribution channels, to obtain control of undervalued assets, and a myriad of other reasons.  Bofat Investments Inc. second focus is to initiate its own new ventures/projects directly in the frontier markets in diverse sectors as healthcare, high-tech, transportation and energy. Bofat Investments Inc. third focus is to invest less than 40% of its assets in the frontier market securities. The company is engaged in the analysis and capital allocation of investments in undervalued projects and projects opportunities in frontier markets. Bofat Investments Inc. has developed a unique strategy in investing in foreign markets utilizing high quality research and analysis of those frontier markets and emerging projects.
Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, including identifying opportunities for investments overseas, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of September 30th, 2016, we have not generated any revenues and incurred expenses of $30,000. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through September 30th, 2016 was $30,000. Our accumulated deficit at September 30, 2016 was $30,000.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of September 30th, 2016, the Company had 1,500 in cash and total liabilities of $0. As of September 30th, 2016, the Company has incurred total expenses since inception of $30,000 related entirely to fees associated with this Offering. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $5,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our initial operation.

Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategies. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of investing in frontier market equity types will be adversely affected and the Company may not be able to pursue such investment strategy if it is unable to finance such investments. . The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk financing. At such time these funds are required, management would evaluate the terms of such financing. If the Company cannot raise additional proceeds via a private placement of its equity, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of September 30th, 2016, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to invest in a number of private equity types in emerging frontier markets.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below lists our director and executive officers and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

                   Name
           Position

Date of First

Appointment
Olukayode Jinadu
Chief Executive Officer, Director, President, and Chief Investment Strategist

 May 2, 2016
Gbeminiyi Jinadu
Officer

May 2, 2016

Olukayode Jinadu - President/CEO, Director and Chief Investment Strategist

Olu is an experienced finance executive with expertise in global frontier marketing investing. Over his 17 year career in corporate America he has held numerous leadership positions. He has analyzed the fundamentals of 250+ projects and correctly predicted the takeover of DirecTV by AT&T, spinoffs from Valero Energy and Noble Corp. He also purchased one business for every 25 projects analyzed, and as a result, he beat the S&P 500 by 3% annually in the last 3 years. He has lived and worked in Lagos, Vancouver, San Diego, Minneapolis, and Indianapolis. Olu serves as the President and CEO of Bofat Investments Inc. he is responsible for overall strategic analysis, due diligence and capital allocation for businesses in frontier markets. Olu's has 2 primary roles which are portfolio investment strategy and portfolio management and reporting. The first role includes overall portfolio Investment Strategy, Industry Analysis, and Frontier Stock Market Evaluation. In the first role Olu is also responsible for defining Search Criteria, determining Short List of Targets, Investment Origination and business Initial Contact. In addition to this he is responsible for detailed valuation and negotiations. He is also responsible for ensuring all frontier market regulations are followed. In the second role Olu is responsible for portfolio monitoring, performance measurement, and regulatory and client reporting. Bofat Investments Inc. is headquartered in Shakopee, Minnesota.

Olu earned a Bachelor of Science in Engineering from the University Of Lagos, Nigeria in 1999. After moving to the United States, he obtained his MS from the San Diego State University. Upon graduation in 2007 he began analyzing undervalued investments globally. He is also a 2016 Executive MBA graduate from the University of North Carolina at the Kenan-Flagler School of business.

Olu's personal interests include spending time with his wife enjoying family hobbies such as Broadway plays and fine dining. Olu is widely travelled to 15 countries in 5 continents. His passionate about soccer having played it since childhood up to the collegiate level. He is a regular volunteer at the Redeemed Christian Church of God in Minneapolis. In addition, Olukayode is a part-time lecturer of undervalued investing principles at various seminars in the Minneapolis area. He is also a contributor to investments blog Seeking Alpha.

Gbeminiyi Jinadu - Officer

Niyi has 5 years' experience working in frontier markets.  Niyi serves a consultant for Bofat Investments Inc. he is responsible for the due diligence of businesses in frontier markets. His role is the comprehensive appraisal of any business that Bofat Investments Inc. is interested in investing in, especially to establish its assets and liabilities (including off balance sheet liabilities) and evaluate its long-term commercial potential. The role also entails following a detailed due diligence road map and on the ground post investment business monitoring. This post investment monitoring will include visiting businesses to assess operations and meeting face to face with company executives.

Niyi earned a Bachelor of Science second class division from Lagos State University, Nigeria in 2011. Upon graduation in 2011 he began consulting for frontier market businesses in the area of operations and project management. Niyi also consults in the area of strategy and corporate planning for businesses in frontier markets.

Niyi's personal interests include spending time with family, reading and writing. His passionate about basketball having played it since childhood up to the collegiate level. He is a youth minister at the Redeemed Christian Church of God in Lagos, Nigeria. In addition, Niyi is widely travelled in frontier markets and in Europe.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company's majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

- Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

- Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

- Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

- Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

- Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

- Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

- Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees
None.

10.   COMPENSATION OF DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our two Officers highest-paid persons who were directors or executive officers during our last completed fiscal year.

Cash
Other
Total

Capacities in which
compensation
compensation
compensation
           Name
compensation was received
($)
($)
($)
Olukayode Jinadu
CEO, Director
-0-
-0-
-0-
Gbeminiyi Jinadu
Officer
-0-
-0-
-0-

Compensation of Director

We do not compensate our director for attendance at meetings. We reimburse our officers and director for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officers and director as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise shared.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Amount and

Amount and

nature of

nature of

beneficial

Percent

Name and address of beneficial

beneficial

ownership

of class

owner (1)

ownership (2)

acquirable

(3)

Olukayode Jinadu

15,000,000

-0-

100%

All directors and officers as a
group (2 persons)

15,000,000

-0-

100%

(1)
The address of those listed is 6740 Greenbriar Curve, Shakopee, MN 55379

(2)
Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)
Based on 15,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and director have acknowledged that under Delaware Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and director as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company's intention to adopt such policies and procedures in the immediate future.

13.   SECURITIES BEING OFFERED

Shares

This offering relates to the sale of up to 2.5 Million shares of the Company. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.

Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.0001 par value per share. As of September 30th, 2016 we had 15,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 15,000,000 shares of common stock issued and outstanding held by one (1) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 15,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 15,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and
      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Projects or Former Shell Projects
Rule 144 is not available for the resale of securities initially issued by shell projects (other than business combination related shell projects) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
      the issuer of the securities that was formerly a shell company has ceased to be a shell company;
      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

BOFAT INVESTMENTS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
FINANCIAL STATEMENTS
For the period ended September 30, 2016

CONTENTS:

Balance Sheet as of September 30, 2016

Statement of Operations for the period from May 2nd, 2016 to September 30, 2016

Statements of Stockholder's Deficit for the period from May 2nd, 2016  to September 30, 2016

Statements of Cash Flows for the period from May 2nd, 2016 to September 30, 2016

Shares to the Financial Statements

BOFAT INVESTMENTS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
BALANCE SHEET
As of September 30, 2016
          Unaudited
ASSETS

Sept 30, 2016

$
Current Assets:

  Cash

1,500
         Total Current Assets

1,500
TOTAL ASSETS

1,500

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Related Party Share

0,000
Total Current Liabilities

0,000
Total Liabilities

0,000

Stockholders' Equity

Common Stock, Par Value $0.00001, 75,000,000 Authorized, 15,000,000 Issued & Outstanding

1,500
Additional Paid In Capital

30,000
Prior Accumulated Retained Earnings

Current net profit (loss)

Less: Dividends

-

Total Shareholders' Equity

(0,000)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY

28,500

The accompanying shares are an integral part of these financial statements.

BOFAT INVESTMENTS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period May 2, 2016 (Inception) through September 30, 2016
         Unaudited

From May 2, 2016 to September 30, 2016

$

Revenue

0

Operating expenses:

30,000
Total operating expenses

30,000

Net Profit

(30,000)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders

0.0013

Weighted-average number of common shares outstanding

15,000,000

The accompanying shares are an integral part of these financial statements.

BOFAT INVESTMENTS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of May 2nd, 2016 (inception) to September 30, 2016

Unaudited

Common Stock
Additional Paid In Capital
Accumulated Deficit
Total Stockholder's Deficit

Shares
Amount

$

$
$
Beginning Balance, September 30, 2016 (Inception)
-
0

Issuance of Common Stock $0.0001 Par Value
15,000,000
1,500

Net Income (Loss)
-

(20,000)

Ending Balance, March 31, 2016
15,000,000
1,500

(20,000)
(30,000)

The accompanying shares are an integral part of these financial statements.

BOFAT INVESTMENTS, INC.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM THE PERIOD May 2nd, 2016 (INCEPTION) TO September 30, 2016

From May 2, 2016 (Inception) to Sept 30, 2016

$
Cash Flows from Operating Activities

Net Income (loss)

(30,000)
Net cash used in operating activities

(30,000)

Cash Flows from Financing Activities

Common Stock issued

1,500
Related Party Loan

0,00
Net Cash Flows From Financing Activities

1,500
    Net Increase In Cash

1,500

Cash - Beginning

-
Cash - Ending

1,5000

The accompanying shares are an integral part of these financial statements.

 1.     Organization, History and Business

Bofat Investments, Inc. ("the Company") was incorporated in Delaware on May 2, 2016. The Company is a holding company that invests in emerging projects including startups in foreign markets, public and private alike. The company is engaged in the analysis and capital allocation of investments in undervalued projects in frontier markets. The Company's fiscal year end is December 31.
..
2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from capital gain and dividends from its holdings in frontier market private and non-private equity positions. .

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

9/30/16

U.S statutory rate

34.00%
Less valuation allowance

-34.00%

Effective tax rate

0.00%

The significant components of deferred tax assets and liabilities are as follows:

9/30/2016
Deferred tax assets

Net operating gain/losses

$
(30,000)

Deferred tax liability

  Net deferred tax assets

  Less valuation allowance

Deferred tax asset - net valuation allowance

$
0

55

3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of Sept 30, 2016.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period March 8, 2016 (inception) through Sept 30, 2016, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On May 2, 2016 the Company issued 15,000,000 of its authorized common stock to Ole Jinadu as consideration for $1,500

Related Party Share.

On May 2, 2016, Bofat which is controlled by our Chief Executive Officer Olukayode Jinadu, added capital to the company the sum of $31,500.

5.   Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of September 30, 2016 the Company had 15,000,000 shares issued and outstanding.

6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

7 - Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Bofat Investments, Inc. for the period May 2nd, 2016 (inception) through September 30, 2016

9/30/16

Net Income (Loss)

$
(30,000)

Weighted-average common shares outstanding  basic:

Weighted-average common stock

15,000,000
Equivalents

    Stock options

0
    Warrants

0
    Shares

0
Weighted-average common shares

 15,000,000
outstanding-  Diluted shares

8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

9.    Subsequent Events

None/

10.  Fiscal year-end
Bofat Investments Inc., calendar year - 12 consecutive months beginning January 1 and ending December

15. INDEX TO EXHIBITS

Exhibit 2a
Articles of Incorporation

Exhibit 2b
    Exhibit 1-A 4

Bylaws
Subscription Agreement

BOFAT INVESTMENTS, INC.
16.  SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Scott Shakopee, State of MN, on October, 2016.

Bofat Investments, Inc.

/s/ Olukayode Jinadu

By:

Name:
 Olukayode Jinadu

Title:
Chief Executive Officer and Director

(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/ Olukayode Jinadu

Olukayode Jinadu

Director and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

46